Exhibit 99.3
Unaudited Pro Forma Condensed Combined Financial Information
Canvas Energy Inc. and Subsidiaries (“Canvas”) Asset Acquisition
On November 24, 2025, Diversified Energy Company (the “Company” or “Diversified”) acquired Canvas (the “Canvas Transaction”). When evaluating the transaction, the Company concluded that the acquired assets did not meet the definition of a business under International Financial Reporting Standards 3 (“IFRS 3”) and is therefore an asset acquisition. The Company funded the transaction through a combination of the issuance of 3,720,125 new U.S. dollar-denominated ordinary shares to former Canvas unitholders and paid cash consideration of approximately $399 million, inclusive of transaction costs of approximately $13 million. In conjunction with the close of the Canvas Transaction, the Company closed on a $400 million asset backed securitization (“ABS”) to partially fund the cash portion of the Transaction.
Maverick Natural Resources, LLC and Subsidiaries (“Maverick”) Business Combination
On March 14, 2025, the Company acquired Maverick in a stock-and-cash transaction (the “Maverick Transaction”), after which Maverick became a wholly-owned subsidiary of the Company. When evaluating the transaction, the Company concluded that it did not have significant asset concentration and as a result it had acquired a distinct set of inputs, processes, and outputs, leading to the conclusion that the transaction was a business combination under IFRS 3. The Company funded the transaction through a combination of the issuance of 21,194,213 new U.S. dollar-denominated ordinary shares to Maverick unitholders and paid cash consideration of approximately $197 million. Transaction costs incurred with the Maverick Transaction were approximately $21 million.
Oaktree Capital Management, L.P. (“Oaktree”) Working Interest Asset Acquisition
On June 6, 2024, the Company acquired Oaktree Capital Management, LP’s 100% membership interest in OCM Denali Holdings, LLC and its subsidiaries (“Oaktree” and such transaction, the “Oaktree Transaction”), whose assets predominantly included non-operated working interests in producing wells and related facilities (the “Assets”) that are operated by the Company. The Company assessed the Assets and determined that the Oaktree Transaction was considered an asset acquisition rather than a business combination. When making this determination, management evaluated the Oaktree Transaction under IFRS 3 and concluded that the acquired assets did not meet the definition of a business. The Company paid purchase consideration of $221 million, inclusive of transaction costs of $1 million and customary purchase price adjustments. As part of the Oaktree Transaction, the Company assumed Oaktree’s debt of $133 million. The Company funded the purchase through a combination of existing and expanded liquidity and issued approximately $83 million in notes payable to Oaktree.
Unaudited Pro Forma Condensed Combined Financial Statements
The unaudited pro forma condensed combined statement of financial position as of September 30, 2025 was prepared as if the Canvas Transaction had occurred on September 30, 2025. The Oaktree Transaction and the Maverick Transaction closed on June 6, 2024 and March 14, 2025, respectively. Therefore, the Oaktree and Maverick transactions are already included in the Company's condensed consolidated statement of financial position as of September 30, 2025.
The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2025 and for the year ended December 31, 2024 were prepared as if the Canvas, Maverick, and Oaktree transactions had occurred on January 1, 2024. The following unaudited pro forma condensed combined financial statements have been derived from the historical consolidated financial statements of the Company, Canvas, Maverick, and Oaktree.
The unaudited pro forma condensed combined financial statements and underlying pro forma adjustments are based upon currently available information and include certain estimates and assumptions made by the Company’s management; accordingly, actual results could differ materially from the pro forma information. Management believes that the assumptions used to prepare the unaudited pro forma condensed combined financial statements and accompanying notes provide a reasonable and supportable basis for presenting the significant estimated effects of the transactions. The following unaudited pro forma condensed combined statements of operations do not purport to represent what the Company’s results of operations would have been if the Canvas, Maverick, and Oaktree transactions had occurred on January 1, 2024. The unaudited pro forma condensed combined statement of financial position does not purport to represent what the Company’s financial position would have been if the Canvas Transaction had occurred on September 30, 2025. The unaudited pro forma condensed combined financial statements should be read together with the following:
•the Company’s audited historical consolidated financial statements and accompanying notes included in its Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on March 17, 2025. The Company’s historical and

Exhibit 99.3
most recent financial statements, for the six months ended June 30, 2025, were prepared under IFRS and were furnished to the SEC on August 11, 2025. Based on the annual assessment of Foreign Private Issuer status under SEC rules as of June 30, 2025, the Company no longer met the criteria for qualifying as a Foreign Private Issuer, which would have resulted in the Company transitioning to reporting as a domestic issuer beginning January 1, 2026; however, following that assessment, a new U.S. holding company was inserted as the ultimate parent company of Diversified Energy Company PLC and its consolidated subsidiaries, resulting in the Company becoming a U.S. domestic issuer prior to that date. The Company will make future financial statement filings under U.S. GAAP beginning with the Company’s 2025 Form 10-K. The Company will update these unaudited pro forma financial statements in accordance with U.S. GAAP after the Company’s Form 10-K is on file with the SEC;
•Canvas’ audited and unaudited historical consolidated financial statements and accompanying notes thereto filed as Exhibits 99.1 and 99.2 to this report on Form 8-K/A of which this Exhibit 99.3 is a part;
•Maverick’s audited historical consolidated financial statements and accompanying notes thereto filed as Exhibit 99.1 to the report on Form 6-K furnished to the SEC on May 16, 2025;
•Oaktree’s unaudited historical statement of revenues and direct operating expenses and accompanying notes thereto, filed as Exhibit 99.1 to the report on Form 6-K filed furnished to the SEC on August 20, 2024.
The unaudited pro forma condensed combined financial statements have been prepared in accordance with Article 11 of SEC Regulation S-X using assumptions set forth in the notes herein. Article 11 permits presentation of reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The Company has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial statements.

Exhibit 99.3
Diversified Energy Company Pro Forma Condensed Combined Statement of Financial Position
As of September 30, 2025 (Unaudited)

(In thousands)	DEC Historical (Note 1)	Canvas As Adjusted (Note 2)	Canvas Transaction Adjustments (Note 5)		Pro Forma Combined
ASSETS
Non-current assets:
Natural gas and oil properties, net	$4,117,070	$609,518	$(35,770)	(a)	$4,690,818
Property, plant and equipment, net	536,142	4,517	(1,420)	(a)	539,239
Intangible assets	11,644	—	—		11,644
Restricted cash	83,144	—	—		83,144
Derivative financial instruments	39,875	567	(567)	(a)	39,875
Deferred tax asset	299,316	—	—		299,316
Other non-current assets	10,082	8,117	(7,204)	(b)	10,995
Total non-current assets	5,097,273	622,719	(44,961)		5,675,031
Current assets:
Trade receivables, net	331,226	28,608	—		359,834
Cash and cash equivalents	43,102	23,607	398,534	(a)	78,711
			(398,534)	(a)
			12,002	(c)
Restricted cash	20,529	—	—		20,529
Derivative financial instruments	90,271	3,655	(3,655)	(a)	90,271
Other current assets	33,049	8,258	(1,338)	(a)	39,969
Total current assets	518,177	64,128	7,009		589,314
Total assets	5,615,450	686,847	(37,952)		6,264,345
EQUITY AND LIABILITIES
Shareholders' equity:
Share capital	$20,372	$48	$(48)	(a)	$20,372
			37	(a)	37
Share premium	1,625,265	178,232	(178,232)	(a)	1,625,265
			53,942	(a)	53,942
Treasury reserve	(174,686)	—	—		(174,686)
Share-based payment and other reserves	22,865	—	—		22,865
Retained earnings (accumulated deficit)	(659,513)	300,923	(300,923)	(a)	(659,513)
Equity attributable to owners of the parent	834,303	479,203	(425,224)		888,282
Non-controlling interest	11,208	—	—		11,208
Total equity	845,511	479,203	(425,224)		899,490
Non-current liabilities:
Asset retirement obligations	890,548	13,648	2,951	(a)	907,147
Leases	73,446	—	—		73,446
Borrowings	2,391,731	83,509	398,534	(a)	2,873,774
Deferred tax liability	7,764	64,286	(21,168)	(d)	50,882
Derivative financial instruments	541,465	317	(317)	(a)	541,465
Other non-current liabilities	17,634	5,348	(4,732)	(a)	18,250
Total non-current liabilities	3,922,588	167,108	375,268		4,464,964
Current liabilities:
Trade and other payables	16,076	39,840	—		55,916
Taxes payable	45,165	—	—		45,165
Leases	22,085	—	—		22,085
Borrowings	208,662	—	—		208,662
Derivative financial instruments	152,320	57	(57)	(a)	152,320
Other current liabilities	403,043	639	12,061	(e)	415,743
Total current liabilities	847,351	40,536	12,004		899,891
Total liabilities	4,769,939	207,644	387,272		5,364,855
Total equity and liabilities	$5,615,450	686,847	$(37,952)		$6,264,345
See accompanying notes to unaudited pro forma condensed combined financial information.

Exhibit 99.3
Diversified Energy Company Pro Forma Condensed Combined Statement of Operations
For the Nine Months Ended September 30, 2025 (Unaudited)

(In thousands, except share and per unit data)	DEC Historical (Note 1)	Maverick As Adjusted (Note 2)	Canvas As Adjusted (Note 2)	Maverick Transaction Adjustments (Note 4) (a)		Canvas Transaction Adjustments (Note 5)		Pro Forma Combined
Revenue	$1,166,787	$166,134	$221,110	$—		$—		$1,554,031
Operating expense	(541,676)	(77,620)	(53,442)	—		—		(672,738)
Depreciation, depletion and amortization	(259,792)	(22,332)	(56,783)	(2,515)	(b)	9,391	(a)	(332,031)
Gross profit	365,319	66,182	110,885	(2,515)		9,391		549,262
General and administrative expense	(124,839)	(28,311)	(15,819)	—		—		(168,969)
Allowance for expected credit losses	—	—	—	—		—		—
Gain (loss) on natural gas and oil property and equipment	79,990	7,152	118	—		—		87,260
Gain (loss) on sale of equity interest	—	—	—	—		—		—
Unrealized gain (loss) on investment	6,355	—	—	—		—		6,355
Gain (loss) on derivative financial instruments	(4,165)	(11,544)	4,749	—		—		(10,960)
Operating profit (loss)	322,660	33,479	99,933	(2,515)		9,391		462,948
Finance costs	(153,430)	(14,833)	(5,840)	(4,229)	(c)	(19,266)	(b)	(197,598)
Accretion of asset retirement obligation	(37,371)	(2,076)	(795)	(297)	(d)	(61)	(c)	(40,600)
Loss on early retirement of debt	(39,485)	—	—	—		—		(39,485)
Other income (expense)	2,029	417	1,225	—		—		3,671
Income (loss) before taxation	94,403	16,987	94,523	(7,041)		(9,936)		188,936
Income tax benefit (expense)	37,527	59	(21,488)	(1,690)	(e)	(2,385)	(d)	12,024
Net income (loss)	131,930	17,046	73,035	(8,731)		(12,321)		200,960
Other comprehensive income (loss)	(26)	—	—	—		—		(26)
Total comprehensive income (loss)	$131,904	17,046	73,035	$(8,731)		$(12,321)		$200,934
Net income (loss) attributable to owners of the parent
Diversified Energy Company	$131,239	$17,046	$73,035	$(8,731)		$(12,321)		$200,269
Non-controlling interest	691	—	—	—		—		691
Net income (loss)	$131,930	$17,046	$73,035	$(8,731)		$(12,321)		$200,960

Earnings (loss) per share attributable to owners of the parent
Earnings (loss) per share - basic	$1.83	$—	$—	$—		$—		$2.07	(e)
Earnings (loss) per share - diluted	$1.78	$—	$—	$—		$—		$2.03	(e)

Weighted average shares outstanding - basic	71,634,555	—	—	21,194,213	(f)	3,720,125	(e)	96,548,893	(e)
Weighted average shares outstanding - diluted	73,728,000	—	—	21,194,213	(f)	3,720,125	(e)	98,642,338	(e)
See accompanying notes to unaudited pro forma condensed combined financial information.

Exhibit 99.3
Diversified Energy Company Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2024 (Unaudited)

(In thousands, except share and per unit data)	DEC Historical (Note 1)	Oaktree Historical (Note 1)	Maverick As Adjusted (Note 2)	Canvas As Adjusted (Note 2)	Oaktree Transaction Adjustments (Note 3)		Maverick Transaction Adjustments (Note 4)		Canvas Transaction Adjustments (Note 5)		Pro Forma Combined
Revenue	$794,841	$35,398	$841,619	$279,669	$20,891	(a)	$—		$—		$1,972,418
Operating expense	(428,902)	(19,344)	(457,013)	(63,011)	(8,562)	(a)	—		—		(976,832)
Depreciation, depletion and amortization	(256,484)	—	(156,691)	(63,876)	(14,877)	(b)	57,434	(a)	2,629	(a)	(431,865)
Gross profit	109,455	16,054	227,915	152,782	(2,548)		57,434		2,629		563,721
General and administrative expense	(129,119)	—	(76,229)	(19,830)	—		(20,852)	(b)	(9,684)	(b)	(255,714)
Allowance for expected credit losses	(101)	—	—	—	—		—		—		(101)
Gain (loss) on natural gas and oil property and equipment	25,678	—	25,622	(13)	—		—		—		51,287
Gain (loss) on sale of equity interest	(7,375)	—	—	—	—		—		—		(7,375)
Unrealized gain (loss) on investment	(4,013)	—	—	—	—		—		—		(4,013)
Gain (loss) on derivative financial instruments	(37,551)	—	(54,333)	(2,545)	—		—		—		(94,429)
Impairment of proved properties	—	—	(120,405)	—	—		—		—		(120,405)
Operating profit (loss)	(43,026)	16,054	2,570	130,394	(2,548)		36,582		(7,055)		132,971
Finance costs	(137,643)	—	(81,702)	(7,654)	(10,684)	(c)	(20,302)	(c)	(27,309)	(c)	(285,294)
Accretion of asset retirement obligation	(30,868)	—	(13,407)	(1,170)	(754)	(d)	2,017	(d)	29	(d)	(44,153)
Loss on early retirement of debt	(14,753)	—	—	—	—		—		—		(14,753)
Other income (expense)	2,338	—	15,928	965	—		—		—		19,231
Income (loss) before taxation	(223,952)	16,054	(76,611)	122,535	(13,986)		18,297		(34,335)		(191,998)
Income tax benefit (expense)	136,951	—	(791)	(34,077)	(497)	(e)	4,391	(e)	(8,240)	(e)	97,737
Net income (loss)	(87,001)	16,054	(77,402)	88,458	(14,483)		22,688		(42,575)		(94,261)
Other comprehensive income (loss)	(1,822)	—	—	—	—		—		—		(1,822)
Total comprehensive income (loss)	$(88,823)	$16,054	(77,402)	88,458	$(14,483)		$22,688		$(42,575)		$(96,083)
Net income (loss) attributable to owners of the parent
Diversified Energy Company	$(88,272)	$16,054	$(77,402)	$88,458	$(14,483)		$22,688		$(42,575)		$(95,532)
Non-controlling interest	1,271	—	—	—	—		—		—		1,271
Net income (loss)	$(87,001)	$16,054	$(77,402)	$88,458	$(14,483)		$22,688		$(42,575)		$(94,261)

Earnings (loss) per share attributable to owners of the parent
Earnings (loss) per share - basic	$(1.84)	$—	$—	$—	$—		$—		$—		$(1.31)	(f)
Earnings (loss) per share - diluted	$(1.84)	$—	$—	$—	$—		$—		$—		$(1.31)	(f)

Weighted average shares outstanding - basic	48,031,916	—	—	—	—		21,194,213	(f)	3,720,125	(f)	72,946,254	(f)
Weighted average shares outstanding - diluted	48,031,916	—	—	—	—		21,194,213	(f)	3,720,125	(f)	72,946,254	(f)
See accompanying notes to unaudited pro forma condensed combined financial information.

Exhibit 99.3
Notes to Unaudited Pro Forma Condensed Combined Financial Information
Note 1 - BASIS OF PRO FORMA PRESENTATION
The accompanying unaudited pro forma condensed combined financial information was prepared based on:
•the historical consolidated financial statements of the Company for the year ended December 31, 2024 and the nine months ended September 30, 2025,
•the historical Canvas consolidated financial statements for the year ended December 31, 2024 and the nine months ended September 30, 2025,
•the historical Maverick consolidated financial statements for the year ended December 31, 2024, and the historical financial activity of Maverick from January 1, 2025 through March 14, 2025, the closing date of the Maverick Transaction,
•the historical Oaktree statement of revenues and direct operating expenses for the three months ended March 31, 2024, and the historical financial activity of Oaktree from April 1, 2024 through June 6, 2024, the closing date of the Oaktree Transaction.
The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2025 and the year ended December 31, 2024 were prepared assuming the Canvas, Maverick, and Oaktree transactions occurred on January 1, 2024. The unaudited pro forma condensed combined statement of financial position as of September 30, 2025 was prepared as if the Canvas Transaction had occurred on September 30, 2025. The Maverick Transaction closed on March 14, 2025. The Oaktree Transaction closed on June 6, 2024. Therefore, the Maverick and Oaktree transactions are already included in the Company's condensed consolidated statement of financial position as of September 30, 2025.
The unaudited pro forma condensed combined financial information reflects pro forma adjustments that are described in the accompanying notes and are based on currently available information and certain assumptions that the Company believes are reasonable, however, actual results may differ materially. In the Company’s opinion, all adjustments that are necessary to present fairly the pro forma information have been made. The unaudited pro forma condensed combined financial information does not purport to represent what the Company’s results of operations would have been if the Canvas, Maverick, and Oaktree transactions had actually occurred on the date indicated above, nor is it indicative of the Company’s future results of operations. The unaudited pro forma condensed combined financial information should be read in conjunction with the historical consolidated financial statements and related notes of the Company, as applicable, for the periods presented.
Note 2 - RECLASSIFICATION ADJUSTMENTS
Certain reclassifications have been made in the historical presentation of the Canvas and Maverick financial statements to conform to the Company’s historical presentation.
Canvas Transaction
Statement of Financial Position as of September 30, 2025
(In thousands)

Canvas Caption	Diversified Caption	Canvas Historical	Reclassification Adjustments		Canvas As Adjusted
	ASSETS
	Non-current assets:
Oil and natural gas properties, using the full cost method:
Proved	Natural gas and oil properties, net	$857,330	$(247,812)	(1)	$609,518
Unevaluated (excluded from the amortization base)		49,343	(49,343)	(1)	—
Accumulated depreciation, depletion, amortization and impairment		(297,155)	297,155	(1)	—
Property and equipment, net	Property, plant and equipment, net	4,517	—		4,517
	Intangible assets	—	—		—
	Restricted cash	—	—		—
Derivative instruments	Derivative financial instruments	567	—		567
Right of use assets from operating leases		147	(147)	(2)	—
	Deferred tax asset	—	—		—
Other assets	Other non-current assets	7,970	147	(2)	8,117
	Total non-current assets	622,719	—		622,719
	Current assets:

Exhibit 99.3

Canvas Caption	Diversified Caption	Canvas Historical	Reclassification Adjustments		Canvas As Adjusted
Accounts receivable:
Accounts receivable, gross	Trade receivables, net	29,193	(585)	(3)	28,608
Allowance for credit losses		(585)	585	(3)	—
Cash and cash equivalents	Cash and cash equivalents	23,607	—		23,607
	Restricted cash	—	—		—
Derivative instruments	Derivative financial instruments	3,655	—		3,655
Inventories, net		6,920	(6,920)	(4)	—
Prepaid expenses	Other current assets	1,338	6,920	(4)	8,258
	Total current assets	64,128	—		64,128
	Total assets	686,847	—		686,847
	EQUITY AND LIABILITIES
	Shareholders' equity:
Preferred stock, 100,000 shares authorized, none issued and outstanding		—	—		—
Common stock, $0.01 par value, 8,000,000 shares authorized; 4,757,709 issued and outstanding at September 30, 2025	Share capital	48	—		48
Additional paid in capital	Share premium	178,232	—		178,232
	Treasury reserve	—	—		—
	Share-based payment and other reserves	—	—		—
Retained earnings	Retained earnings (accumulated deficit)	300,923	—		300,923
	Equity attributable to owners of the parent	479,203	—		479,203
	Non-controlling interest	—	—		—
	Total equity	479,203	—		479,203
	Non-current liabilities:
Asset retirement obligations	Asset retirement obligations	13,648	—		13,648
Noncurrent operating lease obligations	Leases	—	—		—
Long-term debt and financing leases, less current maturities	Borrowings	83,509	—		83,509
Deferred income taxes	Deferred tax liability	64,286	—		64,286
Derivative instruments	Derivative financial instruments	317	—		317
Other noncurrent liabilities	Other non-current liabilities	5,348	—		5,348
	Total non-current liabilities	167,108	—		167,108
	Current liabilities:
Accounts payable and accrued liabilities	Trade and other payables	17,628	22,212	(5)	39,840
Accrued payroll and benefits payable		5,439	(5,439)	(5)	—
Accrued interest payable		132	(132)	(5)	—
Revenue distribution payable		16,641	(16,641)	(5)	—
	Borrowings	—	—		—
Derivative instruments	Derivative financial instruments	57	—		57
Long-term debt and financing leases, classified as current		639	(639)	(6)	—
	Other current liabilities	—	639	(6)	639
	Total current liabilities	40,536	—		40,536
	Total liabilities	207,644	—		207,644
	Total equity and liabilities	$686,847	$—		$686,847
(1)Represents the reclassification of balances contained in “Unevaluated properties” and “Accumulated depletion, depreciation, and impairment” on Canvas' historical balance sheet to “Natural gas and oil properties, net” to conform to the Company’s balance sheet presentation.
(2)Represents the reclassification of balances contained in “Right of use assets for operating leases” on Canvas' historical balance sheet to “Other non-current assets” to conform to the Company’s balance sheet presentation.
(3)Represents the reclassification of balances contained in “Allowance for credit losses” on Canvas' historical balance sheet to “Trade receivables, net” to conform to the Company’s balance sheet presentation.

Exhibit 99.3
(4)Represents the reclassification of balances contained in “Inventories, net” and “Prepaid expenses” on Canvas' historical balance sheet to “Other current assets” to conform to the Company’s balance sheet presentation.
(5)Represents the reclassification of balances contained in “Accrued payroll and benefits payable”, “Accrued interest payable”, and “Revenue distribution payable” on Canvas' historical balance sheet to “Trade and other payables” to conform to the Company’s balance sheet presentation.
(6)Represents the reclassification of balances contained in “Long-term debt and financing leases, classified as current” on Canvas’ historical balance sheet to “Other current liabilities” to conform to the Company’s balance sheet presentation.
Statement of Operations for the Nine Months Ended September 30, 2025
(In thousands)

Canvas Caption	Diversified Caption	Canvas Historical	Reclassification Adjustments		Canvas As Adjusted
Commodity sales	Revenue	221,110	—		221,110
Operating costs	Operating expense	—	53,442	(1)(4)	(53,442)
Lease operating		34,812	(34,812)	(1)	—
Transportation and processing		6,266	(6,266)	(1)	—
Production taxes		12,364	(12,364)	(1)	—
Depreciation, depletion and amortization	Depreciation, depletion and amortization	57,578	(795)	(2)(4)	(56,783)
	Gross profit	110,090	(795)		110,885
General and administrative	General and administrative expense	15,819	—	(4)	(15,819)
	Allowance for expected credit losses	—	—		—
Gain (loss) on sale of assets	Gain (loss) on natural gas and oil property and equipment	118	—		118
	Gain (loss) on sale of equity interest	—	—		—
	Unrealized gain (loss) on investment	—	—		—
Derivative gains (losses), net	Gain (loss) on derivative financial instruments	4,749	—		4,749
	Operating profit (loss)	99,138	(795)		99,933
Interest expense	Finance costs	(5,840)	—		(5,840)
	Accretion of asset retirement obligation	—	795	(2)(4)	(795)
	Loss on early retirement of debt	—	—		—
Other income, net	Other income (expense)	1,225	—		1,225
	Income (loss) before taxation	94,523	—		94,523
Income tax expense (benefit) - current	Income tax benefit (expense)	545	20,943	(3)	(21,488)
Income tax expense (benefit) - deferred		20,943	(20,943)	(3)(4)	—
	Net income (loss)	73,035	—		73,035
	Other comprehensive income (loss)	—	—		—
	Total comprehensive income (loss)	73,035	—		73,035
(1)Represents the reclassification of amounts contained in “Lease operating”, “Transportation and processing”, and “Production taxes” on Canvas' historical income statement to “Operating expense” to conform to the Company’s income statement presentation.
(2)Represents the reclassification of accretion amounts contained in “Depreciation, depletion, accretion, and amortization” to “Accretion of asset retirement obligation” to conform to the Company’s income statement presentation.
(3)Represents the reclassification of amounts contained in “Income tax expense (benefit) - current” and “Income tax expense (benefit) - deferred” to “Income tax benefit (expense)” to conform to the Company’s income statement presentation.
(4)Represents the presentation on Canvas' historical income statement as a negative value to conform to the Company’s income statement presentation.

Exhibit 99.3
Statement of Operations for the Twelve Months Ended December 31, 2024
(In thousands)

Canvas Caption	Diversified Caption	Canvas Historical	Reclassification Adjustments		Canvas As Adjusted
Commodity sales	Revenue	279,669	—		279,669
Operating costs	Operating expense	—	63,011	(1)(4)	(63,011)
Lease operating		41,086	(41,086)	(1)	—
Transportation and processing		5,589	(5,589)	(1)	—
Production taxes		16,336	(16,336)	(1)	—
Depreciation, depletion, accretion and amortization	Depreciation, depletion and amortization	65,046	(1,170)	(2)(4)	(63,876)
	Gross profit	151,612	(1,170)		152,782
General and administrative	General and administrative expense	19,830	—	(4)	(19,830)
	Allowance for expected credit losses	—	—		—
Gain (loss) on sale of assets	Gain (loss) on natural gas and oil property and equipment	(13)	—		(13)
	Gain (loss) on sale of equity interest	—	—		—
	Unrealized gain (loss) on investment	—	—		—
Derivative gains (losses), net	Gain (loss) on derivative financial instruments	(2,545)	—		(2,545)
	Operating profit (loss)	129,224	(1,170)		130,394
Interest expense	Finance costs	(7,654)	—		(7,654)
	Accretion of asset retirement obligation	—	1,170	(2)(4)	(1,170)
	Loss on early retirement of debt	—	—		—
Other income, net	Other income (expense)	965	—		965
	Income (loss) before taxation	122,535	—		122,535
Income tax expense (benefit) - current	Income tax benefit (expense)	(928)	35,005	(3)	(34,077)
Income tax expense (benefit) - deferred		35,005	(35,005)	(3)(4)
	Net income (loss)	88,458	—		88,458
	Other comprehensive income (loss)	—	—		—
	Total comprehensive income (loss)	$88,458	$—		$88,458
(1)Represents the reclassification of amounts contained in “Lease operating”, “Transportation and processing”, and “Production taxes” on Canvas' historical income statement to “Operating expense” to conform to the Company’s income statement presentation.
(2)Represents the reclassification of accretion amounts contained in “Depreciation, depletion, accretion, and amortization” to “Accretion of asset retirement obligation” to conform to the Company’s income statement presentation.
(3)Represents the reclassification of amounts contained in “Income tax expense (benefit) - current” and “Income tax expense (benefit) - deferred” to “Income tax benefit (expense)” to conform to the Company’s income statement presentation.
(4)Represents the presentation on Canvas' historical income statement as a negative value to conform to the Company’s income statement presentation.
Maverick Transaction
Statement of Operations for the Period of January 1, 2025 to March 14, 2025
(In thousands)

Maverick Caption	Diversified Caption	Maverick Historical	Reclassification Adjustments		Maverick As Adjusted
Oil revenues		$93,665	$(93,665)	(1)	$—
Natural gas revenues		41,668	(41,668)	(1)	—
NGL revenues		18,724	(18,724)	(1)	—
Other revenues, net		12,077	(12,077)	(1)	—
	Revenue	—	166,134	(1)	166,134
Operating costs	Operating expense	77,620	—	(5)	(77,620)
Depletion, depreciation and amortization	Depreciation, depletion and amortization	24,408	(2,076)	(2)(5)	(22,332)

Exhibit 99.3

Maverick Caption	Diversified Caption	Maverick Historical	Reclassification Adjustments		Maverick As Adjusted
	Gross profit	64,106	(2,076)		66,182
General and administrative expenses	General and administrative expense	23,113	5,198	(3)(5)	(28,311)
Restructuring costs		5,198	(5,198)	(3)	—
	Allowance for expected credit losses	—	—		—
(Gain) loss on sale of assets	Gain (loss) on natural gas and oil property and equipment	(7,152)	—	(6)	7,152
	Gain (loss) on sale of equity interest	—	—		—
	Unrealized gain (loss) on investment	—	—		—
Realized gain (loss) on commodity derivative instruments	Gain (loss) on derivative financial instruments	(5,376)	(6,168)	(4)	(11,544)
Unrealized gain (loss) on commodity derivative instruments		(6,168)	6,168	(4)	—
	Operating profit (loss)	31,403	(2,076)		33,479
Interest expense	Finance costs	14,833	—	(5)	(14,833)
	Accretion of asset retirement obligation	—	2,076	(2)(5)	(2,076)
	Loss on early retirement of debt	—	—		—
Other income, net	Other income (expense)	(417)	—	(6)	417
	Income (loss) before taxation	16,987	—		16,987
Income tax expense (benefit)	Income tax benefit (expense)	(59)	—	(5)	59
	Net income (loss)	17,046	—		17,046
	Other comprehensive income (loss)	—	—		—
	Total comprehensive income (loss)	$17,046	$—		$17,046
(1)Represents the reclassification of amounts contained in “Oil revenues,” “Natural gas revenues,” “NGL revenues,” and “Other revenues, net” on Maverick’s historical income statement to “Revenue” to conform to the Company’s income statement presentation.
(2)Represents the reclassification of amounts contained in “Depletion, depreciation and amortization” on Maverick’s historical income statement to “Accretion of asset retirement obligation” to conform to the Company’s income statement presentation.
(3)Represents the reclassification of amounts contained in “General and administrative expenses” and “Restructuring costs” on Maverick’s historical income statement to “General and administrative expense” to conform to the Company’s income statement presentation.
(4)Represents the reclassification of amounts contained in “Realized gain (loss) on commodity derivative instruments” and “Unrealized gain (loss) on commodity derivative instruments” on Maverick’s historical income statement to “Gain (loss) on derivative financial instruments” to conform to the Company’s income statement presentation.
(5)Represents the presentation on Maverick’s historical income statement as a negative value to conform to the Company’s income statement presentation.
(6)Represents the presentation on Maverick’s historical income statement as a positive value to conform to the Company’s income statement presentation.
Statement of Operations for the Twelve Months Ended December 31, 2024
(In thousands)

Maverick Caption	Diversified Caption	Maverick Historical	Reclassification Adjustments		Maverick As Adjusted
Oil revenues		$551,432	$(551,432)	(1)	$—
Natural gas revenues		113,794	(113,794)	(1)	—
NGL revenues		102,653	(102,653)	(1)	—
Other revenues, net		73,740	(73,740)	(1)	—
	Revenue	—	841,619	(1)	841,619
Operating costs	Operating expense	457,013	—	(4)	(457,013)
Depletion, depreciation and amortization	Depreciation, depletion and amortization	170,098	(13,407)	(2)(4)	(156,691)
	Gross profit	214,508	(13,407)		227,915
General and administrative expenses	General and administrative expense	67,108	9,121	(3)(4)	(76,229)

Exhibit 99.3

Maverick Caption	Diversified Caption	Maverick Historical	Reclassification Adjustments		Maverick As Adjusted
Restructuring costs		9,121	(9,121)	(3)	—
	Allowance for expected credit losses	—	—		—
(Gain) loss on sale of assets	Gain (loss) on natural gas and oil property and equipment	(25,622)	—	(5)	25,622
	Gain (loss) on sale of equity interest	—	—		—
	Unrealized gain (loss) on investment	—	—		—
Gain (loss) on commodity derivative instruments	Gain (loss) on derivative financial instruments	(54,333)	—		(54,333)
Impairment of oil and natural gas properties	Impairment of proved properties	120,405	—	(4)	(120,405)
	Operating profit (loss)	(10,837)	(13,407)		2,570
Interest expense	Finance costs	81,702	—	(4)	(81,702)
	Accretion of asset retirement obligation	—	13,407	(2)(4)	(13,407)
	Loss on early retirement of debt	—	—		—
Other income, net	Other income (expense)	(15,928)	—	(5)	15,928
	Income (loss) before taxation	(76,611)	—		(76,611)
Income tax expense (benefit)	Income tax benefit (expense)	791	—	(4)	(791)
	Net income (loss)	(77,402)	—		(77,402)
	Other comprehensive income (loss)	—	—		—
	Total comprehensive income (loss)	$(77,402)	$—		$(77,402)
(1)Represents the reclassification of amounts contained in “Oil revenues,” “Natural gas revenues,” NGL revenues,” and “Other revenues, net” on Maverick’s historical income statement to “Revenue” to conform to the Company’s income statement presentation.
(2)Represents the reclassification of amounts contained in “Depletion, depreciation and amortization” on Maverick’s historical income statement to “Accretion of asset retirement obligation” to conform to the Company’s income statement presentation.
(3)Represents the reclassification of amounts contained in “General and administrative expenses” and “Restructuring costs” on Maverick’s historical income statement to “General and administrative expense” to conform to the Company’s income statement presentation.
(4)Represents the presentation on Maverick’s historical income statement as a negative value to conform to the Company’s income statement presentation.
(5)Represents the presentation on Maverick’s historical income statement as a positive value to conform to the Company’s income statement presentation.
Note 3 - PRO FORMA ADJUSTMENTS - OAKTREE TRANSACTION
The unaudited pro forma condensed combined financial information reflects the adjustments listed below for the Oaktree Transaction. These adjustments are expected to have a continuing impact on the combined Company, unless stated otherwise.
(a)Adjustments are for the period April 1, 2024 through June 6, 2024, the date the Oaktree Transaction closed.
(b)Depletion expense associated with the acquired producing properties for the period presented.
(c)Interest expense for the Company’s related $172 million borrowing on its Credit Facility and ABS Warehouse Facility using current interest rates, the issuance of an $83 million note payable to Oaktree and the assumption of Oaktree’s $133 million proportionate share of the ABS VI debt.
(d)Accretion of asset retirement obligation associated with Oaktree’s proportionate working interest in the asset retirement obligations.
(e)Adjustments to the income tax provision reflect the historical and adjusted income (loss) before taxation multiplied by an approximate 24% effective tax rate for the periods presented.
Note 4 - PURCHASE PRICE ALLOCATION & PRO FORMA ADJUSTMENTS - MAVERICK
Maverick Transaction
Statement of Operations

Exhibit 99.3
The unaudited pro forma combined statement of operations for the nine months ended September 30, 2025 reflects the adjustments listed below for the Maverick Transaction. These adjustments are expected to have a continuing impact on the combined Company, unless stated otherwise.
(a)Adjustments are for the period January 1, 2025 through March 14, 2025, the date the Maverick Transaction closed.
(b)Represents the incremental depreciation, depletion and amortization expense related to the assets acquired in the Maverick Transaction, which is based on the preliminary purchase price allocation. Depletion was calculated using the unit-of-production method under the successful efforts method of accounting. The depletion expense was adjusted for the revision to the depletion rate reflecting the acquisition costs and the reserves volumes attributable to the acquired oil and gas properties. The pro forma depletion rate attributable to the Maverick Transaction was $4.49 per barrel of oil equivalent.
(c)Represents the net increase to interest expense resulting from the (i) incremental interest expense for borrowings on Diversified’s expanded credit facility to finance the closing of the Maverick Transaction and (ii) incremental interest expense for the amortization of estimated financing costs related to the amendment entered into by Diversified on the closing date of the Maverick Transaction to increase the borrowing base capacity and commitment amounts on Diversified’s revolving credit facility as follows:

Period
(In thousands)	January 1, 2025 - March 14, 2025
Incremental interest expense for borrowings on Diversified's expanded revolving credit facility	(3,590)
Incremental interest expense for amortization of expected financing costs	(639)
Net transaction accounting adjustments to interest expense	$(4,229)
(d)Represents an increase in accretion expense attributable to asset retirement obligations of $297 thousand for the nine months ended September 30, 2025.
(e)Represents the estimated income tax impact of the pro forma adjustments from the Maverick Transaction at the estimated blended federal and state statutory rate of approximately 24% for the nine months ended September 30, 2025. Because the tax rates used for these unaudited pro forma condensed combined financial statements are an estimate, the blended rate will likely vary from the actual effective rate in periods subsequent to the completion of the Maverick Transaction.
(f)The table below represents the calculation of the weighted average shares outstanding and earnings per share included in the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2025. As the Maverick Transaction is being reflected in the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2025 as if it had occurred on January 1, 2024, the calculation of weighted average shares outstanding for basic and diluted earnings per share assumes that the shares issuable related to the Maverick Transaction have been outstanding for the entire period.

Nine Months Ended
(In thousands, except share and per unit data)	September 30, 2025
Net income (loss), pro forma combined	$200,269
Diversified weighted average shares outstanding - basic	71,634,555
Diversified shares issued in exchange for legacy Maverick shares as part of consideration transferred	21,194,213
Pro forma weighted average shares outstanding - basic	92,828,768
Dilutive impact of potential shares	2,093,445
Pro forma weighted average shares outstanding - diluted	94,922,213

Earnings attributable to Diversified per share, basic	$2.16
Earnings attributable to Diversified per share, diluted	$2.11

Potentially dilutive shares(1)	3,062
(1)Outstanding share-based payment awards excluded from the diluted EPS calculation because their effect would have been anti-dilutive.

Exhibit 99.3
The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024 reflects the adjustments listed below. These adjustments are expected to have a continuing impact on the combined Company, unless stated otherwise.
(a)Represents the incremental depreciation, depletion and amortization expense related to the assets acquired in the Maverick Transaction, which is based on the preliminary purchase price allocation. Depletion was calculated using the unit-of-production method under the successful efforts method of accounting. The depletion expense was adjusted for the revision to the depletion rate reflecting the acquisition costs and the reserves volumes attributable to the acquired oil and gas properties. The pro forma depletion rate attributable to the Maverick Transaction was $4.49 per barrel of oil equivalent.
(b)Represents the accrual of $20.9 million of transaction costs incurred by Diversified upon closing the Maverick Transaction. These costs are nonrecurring and will not affect Diversified’s statement of operations beyond 12 months after the closing of the Maverick Transaction.
(c)Represents the net increase to interest expense resulting from the (i) incremental interest expense for borrowings on Diversified’s expanded credit facility to finance the closing of the Maverick Transaction and (ii) incremental interest expense for the amortization of estimated financing costs related to the amendment entered into by Diversified on the closing date of the Maverick Transaction to increase the borrowing base capacity and commitment amounts on Diversified’s revolving credit facility as follows:

Year Ended
(In thousands)	December 31, 2024
Incremental interest expense for borrowings on Diversified's expanded revolving credit facility	(17,235)
Incremental interest expense for amortization of expected financing costs	(3,067)
Net transaction accounting adjustments to interest expense	$(20,302)
(d)Represents a decrease in accretion expense attributable to asset retirement obligations of $2 million for the year ended December 31, 2024 due to a downward adjustment in the asset retirement obligation based on its fair value under IFRS.
(e)Represents the estimated income tax impact of the pro forma adjustments from the Maverick Transaction at the estimated blended federal and state statutory rate of approximately 24% for the year ended December 31, 2024. Because the tax rates used for these unaudited pro forma condensed combined financial statements are an estimate, the blended rate will likely vary from the actual effective rate in periods subsequent to the completion of the Maverick Transaction.
(f)The table below represents the calculation of the weighted average shares outstanding and earnings per share included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024. As the Maverick Transaction is being reflected in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024 as if it had occurred on January 1, 2024, the calculation of weighted average shares outstanding for basic and diluted earnings per share assumes that the shares issuable related to the Maverick Transaction have been outstanding for the entire year.

Year Ended
(In thousands, except share and per unit data)	December 31, 2024
Net income (loss), pro forma combined	$(95,532)
Diversified weighted average shares outstanding - basic	48,031,916
Diversified shares issued in exchange for legacy Maverick shares as part of consideration transferred	21,194,213
Pro forma weighted average shares outstanding - basic	69,226,129
Dilutive impact of potential shares	0
Pro forma weighted average shares outstanding - diluted	69,226,129

Earnings attributable to Diversified per share, basic	$(1.38)
Earnings attributable to Diversified per share, diluted	$(1.38)

Potentially dilutive shares(1)	640,568
(1)Outstanding share-based payment awards excluded from the diluted EPS calculation because their effect would have been anti-dilutive.

Exhibit 99.3
Note 5 - PURCHASE PRICE ALLOCATION & PRO FORMA ADJUSTMENTS - CANVAS
Canvas Transaction
Statement of Financial Position
The unaudited pro forma condensed combined statement of financial position as of September 30, 2025 reflects the following adjustments for the Canvas Transaction:
(a)The Company accounted for the Canvas Transaction as an asset acquisition in accordance with IFRS 3. The allocation of the purchase price is based upon management’s estimates of and assumptions related to the relative fair value of assets acquired and liabilities assumed as of November 24, 2025.
The tables below represent the value of the total consideration and its allocation to the net assets acquired:

(In thousands, except share and per unit data)	Diversified Shares Issued(1)	Price per Share(2)	Purchase Price Consideration
Diversified shares issued to former Canvas unitholders	3,720,125	$14.51	$53,979
PLUS: Cash consideration to Canvas			398,534
Preliminary purchase price consideration			$452,513
(1)The Diversified shares issued consists of the number of shares of Diversified common stock issued to legacy Canvas unitholders on the close date of the Canvas Transaction.
(2)The per share price reflects the closing price per share of Diversified common stock as of November 24, 2025.

(In thousands)	Preliminary Purchase Price Allocation
Assets acquired
Non-current assets
Natural gas and oil properties, net	$573,748
Property, plant and equipment, net	3,097
Other non-current assets	913
Current assets
Trade receivables, net	28,608
Cash and cash equivalents	35,609
Other current assets	6,920
Total assets acquired	648,895
Liabilities assumed
Non-current liabilities
Asset retirement obligations(1)	(16,599)
Borrowings	(83,509)
Deferred tax liability	(43,118)
Other non-current liabilities	(616)
Current liabilities
Trade and other payables	(39,840)
Other current liabilities(1)	(12,700)
Total liabilities assumed	(196,382)
Net assets acquired	$452,513
Preliminary purchase price consideration	$452,513
(1)Canvas prepares its financial statements in accordance with U.S. GAAP, while, as previously noted, the Company prepares its financial statements in accordance with IFRS. Accordingly, the Company has adjusted Canvas’ current and non-current asset retirement obligation to conform to IFRS. No other material adjustments were necessary to conform to Diversified’s IFRS

Exhibit 99.3
presentation. Additionally, Canvas follows the full cost method of accounting, while the Company uses successful efforts. No material adjustments were necessary to conform to successful efforts.
(b)Represents the adjustment to remove the assets held in the Canvas Rabbi Trust, which were paid to former Canvas employees that participated in the incentive compensation plan.
(c)Represents the adjustment for additional net cash acquired, which consisted of approximately $40 million of cash flows due to Diversified that were earned between the effective date and close date of the transaction and paid as consideration by Canvas, which was reduced by payment of approximately $28 million by Diversified as consideration for the settlement of legacy Canvas unit-based awards under the Canvas incentive compensation plan.
(d)Represents the adjustment for Diversified’s valuation of the acquired deferred tax liability.
(e)Primarily represents the adjustment to establish a liability of approximately $9.7 million related to severance payments owed by Diversified to certain Canvas executive and non-executive legacy employees .
Statement of Operations
The unaudited pro forma combined statement of operations for the nine months ended September 30, 2025 reflects the adjustments listed below for the Canvas Transaction. These adjustments are expected to have a continuing impact on the combined Company, unless stated otherwise.
(a)Represents the adjustment for depreciation, depletion and amortization expense related to the assets acquired in the Canvas Transaction, which is based on the purchase price allocation. Depletion was calculated using the unit-of-production method under the successful efforts method of accounting. The depletion expense was adjusted for the revision to the depletion rate reflecting the acquisition costs and the reserves volumes attributable to the acquired oil and gas properties. The pro forma depletion rate attributable to the Canvas Transaction was $6.87 per barrel of oil equivalent.
(b)Represents the increase to interest expense resulting from the (i) interest expense for borrowings on the newly formed ABS note to fund the Canvas Transaction and (ii) incremental interest expense for borrowings on Diversified’s credit facility to finance the closing of the Canvas Transaction as follows:

Nine Months Ended
(In thousands)	September 30, 2025
Interest expense for borrowings on newly formed ABS Note	(16,086)
Incremental interest expense for borrowings on Diversified credit facility	(3,180)
Net transaction accounting adjustments to interest expense	$(19,266)
(c)Represents an increase in accretion expense attributable to asset retirement obligations of $61 thousand for the nine months ended September 30, 2025 due to an upward adjustment in the asset retirement obligation based on its fair value under IFRS.
(d)Represents the estimated income tax impact of the pro forma adjustments from the Canvas Transaction at the estimated blended federal and state statutory rate of approximately 24% for the nine months ended September 30, 2025. Because the tax rates used for these unaudited pro forma condensed combined financial statements are an estimate, the blended rate will likely vary from the actual effective rate in periods subsequent to the completion of the Canvas Transaction.
(e)The table below represents the calculation of the weighted average shares outstanding and earnings per share included in the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2025. As the Canvas Transaction is being reflected in the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2025 as if it had occurred on January 1, 2024, the calculation of weighted average shares outstanding for basic and diluted earnings per share assumes that the shares issuable related to the Canvas Transaction have been outstanding for the entire period.

Exhibit 99.3

Nine Months Ended
(In thousands, except share and per unit data)	September 30, 2025
Net income (loss), pro forma combined	$200,269
Diversified weighted average shares outstanding - basic	71,634,555
Diversified shares issued in exchange for legacy Canvas shares as part of consideration transferred	3,720,125
Pro forma weighted average shares outstanding - basic	75,354,680
Dilutive impact of potential shares	2,093,445
Pro forma weighted average shares outstanding - diluted	77,448,125

Earnings attributable to Diversified per share, basic	$2.66
Earnings attributable to Diversified per share, diluted	$2.59

Potentially dilutive shares(1)	3,062
(1)Outstanding share-based payment awards excluded from the diluted EPS calculation because their effect would have been anti-dilutive.
The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024 reflects the adjustments listed below. These adjustments are expected to have a continuing impact on the combined Company, unless stated otherwise.
(a)Represents the adjustment for depreciation, depletion and amortization expense related to the assets acquired in the Canvas Transaction, which is based on the preliminary purchase price allocation. Depletion was calculated using the unit-of-production method under the successful efforts method of accounting. The depletion expense was adjusted for the revision to the depletion rate reflecting the acquisition costs and the reserves volumes attributable to the acquired oil and gas properties. The pro forma depletion rate attributable to the Canvas Transaction was $6.87 per barrel of oil equivalent.
(b)Represents $9.7 million of estimated severance costs payable to certain Canvas employees. These costs are nonrecurring and will not affect Diversified’s statement of operations beyond 12 months after the closing of the Canvas Transaction.
(c)Represents the increase to interest expense resulting from the (i) interest expense for borrowings on the newly formed ABS note to fund the Canvas Transaction and (ii) incremental interest expense for borrowings on Diversified’s credit facility to finance the closing of the Canvas Transaction as follows:

Year Ended
(In thousands)	December 31, 2024
Interest expense for borrowings on newly formed ABS Note	(23,100)
Incremental interest expense for borrowings on Diversified credit facility	(4,209)
Total transaction accounting adjustments to interest expense	$(27,309)
(d)Represents a decrease in accretion expense attributable to asset retirement obligations of $29 thousand for the year ended December 31, 2024.
(e)Represents the estimated income tax impact of the pro forma adjustments from the Canvas Transaction at the estimated blended federal and state statutory rate of approximately 24% for the year ended December 31, 2024. Because the tax rates used for these unaudited pro forma condensed combined financial statements are an estimate, the blended rate will likely vary from the actual effective rate in periods subsequent to the completion of the Canvas Transaction.
(f)The table below represents the calculation of the weighted average shares outstanding and earnings per share included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024. As the Canvas Transaction is being reflected in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024 as if it had occurred on January 1, 2024, the calculation of weighted average shares outstanding for basic and diluted earnings per share assumes that the shares issuable related to the Canvas Transaction have been outstanding for the entire year.

Exhibit 99.3

Year Ended
(In thousands, except share and per unit data)	December 31, 2024
Net income (loss), pro forma combined	$(95,532)
Diversified weighted average shares outstanding - basic	48,031,916
Diversified shares issued in exchange for legacy Canvas shares as part of consideration transferred	3,720,125
Pro forma weighted average shares outstanding - basic	51,752,041
Dilutive impact of potential shares	0
Pro forma weighted average shares outstanding - diluted	51,752,041

Earnings attributable to Diversified per share, basic	$(1.85)
Earnings attributable to Diversified per share, diluted	$(1.85)

Potentially dilutive shares(1)	640,658
(1)Outstanding share-based payment awards excluded from the diluted EPS calculation because their effect would have been anti-dilutive.
Note 6 - SUPPLEMENTAL OIL & GAS RESERVE INFORMATION
Estimated Quantities of Proved Oil and Natural Gas Reserves
The following tables present information regarding net proved oil and natural gas reserves attributable to the Company's interests in proved properties as of December 31, 2024, along with a summary of changes in quantities of net remaining proved reserves during the year ended December 31, 2024. The information set forth in the tables regarding historical reserves of the Company is based on proved reserves reports prepared in accordance with Securities and Exchange Commission’s (“SEC”) rules. The Company’s petroleum engineers prepared the proved reserves reports as of December 31, 2024.
In addition, the following tables also set forth information as of December 31, 2024 about the estimated net proved oil and natural gas reserves attributable to the Canvas and Maverick transactions, and the pro forma estimated net proved oil and natural gas reserves as if the Canvas and Maverick transactions had occurred on January 1, 2024. The reserve estimates attributable to the Canvas and Maverick transactions at December 31, 2024 and the summary of changes in quantities of net remaining proved reserves during the year ended December 31, 2024 presented in the table below were prepared in accordance with the authoritative guidance of the SEC on oil and natural gas reserve estimation and disclosures.
Reserve estimates are inherently imprecise and are generally based upon extrapolation of historical production trends, analogy to similar properties and volumetric calculations. Accordingly, reserve estimates are expected to change, and such changes could be material and occur in the near term as future information becomes available.

Exhibit 99.3

	Natural Gas (MMcf)
	DEC Historical	Maverick Transaction Adjustments	Canvas Transaction Adjustments	Pro Forma Combined
Total proved reserves, beginning of period	3,200,044	753,600	222,839	4,176,483
Revisions of previous estimates	(212,056)	(54,878)	(11,257)	(278,191)
Extensions, discoveries and other additions	897	93,641	39,631	134,169
Production	(244,298)	(59,982)	(22,860)	(327,140)
Purchase of reserves in place	151,210	—	787	151,997
Sales of reserves in place	(178)	(97,408)	(1,705)	(99,291)
Total proved reserves, end of period	2,895,619	634,973	227,435	3,758,027
Proved developed reserves
Beginning of period	3,184,499	611,472	201,793	3,997,764
End of period	2,895,619	492,381	196,625	3,584,625
Proved undeveloped reserves:
Beginning of period	15,545	142,128	21,047	178,720
End of period	—	142,592	30,810	173,402

	NGLs (MBbls)
	DEC Historical	Maverick Transaction Adjustments	Canvas Transaction Adjustments	Pro Forma Combined
Total proved reserves, beginning of period	95,701	67,198	27,543	190,442
Revisions of previous estimates	11,305	(4,929)	(2,864)	3,512
Extensions, discoveries and other additions	32	1,840	3,920	5,792
Production	(5,980)	(4,988)	(2,493)	(13,461)
Purchase of reserves in place	2,413	—	62	2,475
Sales of reserves in place	—	(5,212)	(139)	(5,351)
Total proved reserves, end of period	103,471	53,909	26,029	183,409
Proved developed reserves
Beginning of period	94,391	58,240	25,091	177,722
End of period	103,471	48,161	23,127	174,759
Proved undeveloped reserves:
Beginning of period	1,310	8,958	2,453	12,721
End of period	—	5,748	2,902	8,650

Exhibit 99.3

	Oil (MBbls)
	DEC Historical	Maverick Transaction Adjustments	Canvas Transaction Adjustments	Pro Forma Combined
Total proved reserves, beginning of period	12,616	93,957	18,796	125,369
Revisions of previous estimates	6,215	(2,460)	(2,407)	1,348
Extensions, discoveries and other additions	33	19,590	7,322	26,945
Production	(1,568)	(7,474)	(2,616)	(11,658)
Purchase of reserves in place	1,228	—	29	1,257
Sales of reserves in place	—	(3,700)	(214)	(3,914)
Total proved reserves, end of period	18,524	99,913	20,910	139,347
Proved developed reserves
Beginning of period	12,380	75,237	14,639	102,256
End of period	18,524	66,175	15,260	99,959
Proved undeveloped reserves:
Beginning of period	236	18,720	4,157	23,113
End of period	—	33,738	5,650	39,388
Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves
The following table presents the standardized measure of discounted future net cash flows relating to the proved oil and natural gas reserves of the Company and the Canvas and Maverick transactions on a pro forma combined basis as of December 31, 2024 as if the Canvas and Maverick transactions had occurred on January 1, 2024. The standardized measure shown below represents estimates only and should not be construed as the current market value of the Company’s estimated oil and natural gas reserves or those acquired estimated oil and natural gas reserves attributable to the Canvas and Maverick transactions.

	December 31, 2024
(In thousands)	DEC Historical	Maverick Transaction Adjustments	Canvas Transaction Adjustments	Pro Forma Combined
Future cash inflows	$8,600,093	$9,529,738	$2,587,461	$20,717,292
Future production costs, including taxes	(4,497,171)	(4,017,032)	(1,054,706)	(9,568,909)
Future development costs	(2,655,256)	(1,817,586)	(169,895)	(4,642,737)
Future income tax expense	(303,892)	(681,965)	(257,927)	(1,243,784)
Future net cash flows	1,143,774	3,013,155	1,104,933	5,261,862
10% annual discount for estimated timing of cash flows	253,147	(1,363,039)	(489,496)	(1,599,388)
Standardized Measure	$1,396,921	$1,650,116	$615,437	$3,662,474
The following table sets forth the principal changes in the standardized measure of discounted future net cash flows applicable to estimated net proved oil and natural gas reserves of the Company and the Canvas and Maverick transactions on a pro forma combined basis as of December 31, 2024:

Exhibit 99.3

	December 31, 2024
(In thousands)	DEC Historical	Maverick Transaction Adjustments	Canvas Transaction Adjustments	Pro Forma Combined
Standardized Measure, beginning of year	$1,745,536	$2,010,348	$657,456	$4,413,340
Sales and transfers of natural gas and oil produced, net of production costs	(374,104)	(329,812)	(216,658)	(920,574)
Net changes in prices, production costs, and development costs	(804,229)	(105,735)	(101,312)	(1,011,276)
Extensions, discoveries, and other additions, net of future production and development costs	(77,393)	412,936	221,491	557,034
Acquisition of reserves in place	407,175	—	1,004	408,179
Divestiture of reserves in place	(27)	(125,307)	(4,825)	(130,159)
Revisions of previous quantity estimates	(344)	(46,429)	(76,240)	(123,013)
Net change in income taxes	199,303	(391,368)	16,452	(175,613)
Changes in estimated future development costs	—	—	—	—
Previously estimated development costs incurred during the year	12,676	32,125	45,103	89,904
Changes in production rates (timing) and other	56,610	(8,692)	(9,137)	38,781
Accretion of discount	231,718	202,050	82,103	515,871
Standardized Measure, end of year	$1,396,921	$1,650,116	$615,437	$3,662,474